Exhibit 10.27
AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 2 to Amended and Restated Credit Agreement (“Amendment”) is made as of July 16, 2014 (“Amendment No. 2 Effective Date”), by and among the following parties:
Multimedia Games Inc., a Delaware corporation (“Borrower”);
The Financial Institutions signatory hereto (individually, a “Lender,” and, any and all such financial institutions collectively, the “Lenders”); and
Comerica Bank, as administrative agent for the Lenders (in such capacity “Agent”).
Borrower, MGAM Systems, Inc., a Delaware corporation (“MSI”), Lenders, and Agent entered into an Amended and Restated Credit Agreement dated as of August 3, 2011, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of September 21, 2012 (“First Amendment Date”) (as amended, the “Credit Agreement”), providing terms and conditions governing certain loans and other credit accommodations extended by Lenders to Borrower and MGAM Systems (“Indebtedness”).
Effective September 30, 2012 MSI merged with and into Borrower with Borrower the surviving entity.
Borrower has requested certain modifications to the terms and conditions of the Credit Agreement, and Lenders and Agent have agreed thereto on the terms and conditions set forth in this Amendment.
Accordingly, Borrower, Lenders and Agent agree as follows:
1.Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Credit Agreement.
2.    Amendments. The Credit Agreement is amended as follows:
(a)    Section 8.7(o) of the Credit Agreement is amended in its entirety to read as follows:
“(o)    other Investments not described above, provided that both at the time of and immediately after giving effect to any such Investment (i) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Investment and (ii) the aggregate amount of all such Investments shall not exceed $6,000,000 at any time outstanding.”
3.    Representations. Borrower represents and agrees that:
(a)    The representations and warranties set forth in the Credit Agreement and in each of the Loan Documents were true and correct in all material respects as of the First Amendment Date, except to the extent that they expressly speak as of a specific prior date, and the covenants set forth in the Credit Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.
(b)    When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms.

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(c)    Except for title changes for Patrick J. Ramsey, Chief Executive Officer, and Adam Chibib, President and Chief Financial Officer, and the resignations of Uri L. Clinton and Jerome R. Smith and the appointment of Todd F. McTavish as the General Counsel, Chief Compliance Officer and Corporate Secretary, the corporate resolutions delivered to Lenders on or about August 3, 2011, remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Lenders until written notice to the contrary is received by Agent, and Borrower continues to be in good standing under the laws of the State of Delaware and in each jurisdiction Borrower is qualified to do business.
(d)    The bylaws of Borrower previously certified and delivered to Agent on or about August 3, 2011 have been replaced by the amended and restated bylaws delivered to Agent in connection with this Amendment, and such amended and restated bylaws are a true, correct and accurate copy of the bylaws of the Borrower.
(e)    No Default or Event of Default has occurred or exists.
4.    Conditions Precedent. The effectiveness of this Amendment is subject to Agent’s receipt of all of the following, provided that at such time no Default or Event of Default has occurred:
(a)    this Amendment and such other agreements and instruments reasonably requested by Lenders pursuant hereto (including such documents as are necessary to create and perfect Agent’s security interest in the Collateral), each duly executed by Borrower and each of the Lenders (to the extent that they are parties).
5.    No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.
6.    Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Credit Agreement and the Loan Documents and agree that they remain in full force and effect.
7.    Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower, Lenders, and Agent. In executing this Amendment, Borrower is not relying on any promise or commitment of Lenders or Agent that is not in writing signed by Lenders or Agent, as the case may be. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.
8.    Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.
9.    Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.
10.    No Defenses. Borrower acknowledges, confirms, and warrants to Lenders and Agent that as of the date hereof it has absolutely no defenses, claims, rights of set-off, or counterclaims against Lenders or Agent under, arising out of, or in connection with, this Amendment, the Credit Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

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11.    Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.
12.    Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.
[End Of Amendment – Signature Pages Follow]

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This Amendment No. 2 to Amended and Restated Credit Agreement is executed and delivered as of the Amendment No. 2 Effective Date.

Comerica Bank, as Agent, Swing Line Lender, and Issuing Lender By:/s/ Paul Gerling Name: Paul Gerling Title: Senior Vice President	Multimedia Games, Inc. By:/s/ Adam Chibib Name: Adam Chibib Title: President and Chief Financial Officer

Comerica Bank, as Lender By:/s/ Paul Gerling Name: Paul Gerling Title: Senior Vice President

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Continuation signature page to Amendment No. 2 to Amended and Restated Credit Agreement [Multimedia Games Inc.]

Wells Fargo Bank, National Association

By:
Name:
Title:

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Continuation signature page to Amendment No. 2 to Amended and Restated Credit Agreement [Multimedia Games Inc.]

Fifth Third Bank

By:
Name:
Title:

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Continuation signature page to Amendment No. 2 to Amended and Restated Credit Agreement [Multimedia Games Inc.]

U.S. Bank, National Association

By:
Name:
Title:

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